                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _______)

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

CHECK THE APPROPRIATE BOX:
[ X ]   Preliminary Proxy Statement

[   ]   Confidential For Use of the Commission
        Only (as permitted by Rule 14a-6(e)(2)

[   ]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to
        Rule 14a-11(c) or Rule 14a-12

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                (Name of Registrant as Specified in its Charter)

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),  14a-6(i)(1),  or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a(i)(4) and 0-11.
        (1)    Title of each class of securities to which transaction applies:


        (2)    Aggregate number of securities to which transaction applies:


        (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


        (4)    Proposed maximum aggregate value of transaction:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:

    (2)    Form, Schedule or Registration Statement No.:

    (3)    Filing Party:

    (4)    Date Filed:

              [LETTERHEAD OF FAMILY STEAK HOUSES OF FLORIDA, INC.]

DEAR SHAREHOLDERS:

        By now you have already received the offer by Bisco Industries, Inc. ("Bisco") of $.90 per share (the "Offer") for your shares of Family Steak Houses of Florida, Inc. (the "Company"). The Offer provided that Bisco would only purchase any tendered shares if Bisco determined that a certain statute under Florida law would not prevent Bisco from voting the shares acquired in the Offer.

        You have also received the Board's recommendation to reject the Offer. The reasons for the Board's recommendation were discussed at length in the Company's Schedule 14D-9 and other materials previously provided to you.

                             BISCO'S BYLAW AMENDMENT

        In addition to the Offer, Bisco has also sent the Company's shareholders a statement soliciting your consent to amend the Bylaws of the Company. IN EFFECT, BISCO IS ASKING YOU TO REMOVE A LAW THAT IS DESIGNED TO PROTECT THE COMPANY AND ITS SHAREHOLDERS FROM COERCIVE TACTICS OF CORPORATE RAIDERS, SUCH AS BISCO. This law limits the voting power of a person who controls large blocks of the Company's stock.

             YOUR BOARD RECOMMENDS AGAINST THE BISCO BYLAW AMENDMENT

        For many of the same reasons that the Board recommended rejecting the Offer, the Board recommends that the Company's shareholders do not consent to this Bylaw amendment proposed by Bisco. Without the shareholders' consent to the Bylaw amendment, under Florida law, Bisco will not have voting rights with respect to any shares acquired under the Offer that exceed twenty percent (20%) of the Company's outstanding shares.

        We are providing you with the attached Revocation of Consent Statement that explains the reasons for the Board's recommendation against the Bylaw amendment proposed by Bisco. Please give the Revocation of Consent Statement your careful attention.

        It is important to realize that Bisco is only offering to buy 23.8% of the Company's shares. So, if the Offer is consummated, holders who tender their shares will most likely have a portion of their shares returned to them. They will then be left with an investment in a company controlled by Bisco. Do not let this happen to you.

                             SEND A MESSAGE TO BISCO

* Do not return the [BLUE] consent card sent to you by Bisco, even to vote against their proposal. If you have already done so, please mark the REVOCATION box on the enclosed WHITE revocation of consent card, sign and date the card and return it in the postage-paid envelope provided.

Letter to Shareholders
[Date]
Page Two
------------------------


* Do not tender your shares to Bisco. If you have already done so, you can have your shares returned to you by completing the YELLOW Notice of Withdrawal previously mailed to you.

If you require any assistance,  please call Corporate Investor Communications at
(800) 932-8498.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE BISCO SOLICITATION AND THE BYLAW AMENDMENT PROPOSED BY BISCO. THE BOARD URGES YOU NOT TO CONSENT TO BISCO OR TO REVOKE ANY CONSENT GIVEN TO BISCO TO ACCORD VOTING RIGHTS TO SHARES PROPOSED TO BE ACQUIRED BY BISCO.

                                  WHO IS BISCO?

        Bisco is headquartered in California, and their principal business is the distribution of fasteners and electronic components. Bisco's management has NO experience in the restaurant industry.

        While they have told us very little about their plans or their strategy with respect to the Company, we do know that Mr. Ceiley, President of Bisco, has tried a hostile acquisition of at least two other companies. In both of these earlier attempts, the shareholders received no money for their shares from Bisco or Mr. Ceiley.

                           HOW TO REVOKE YOUR CONSENT

        If you have already provided your consent to Bisco, you can revoke it by signing, dating and mailing the enclosed WHITE revocation of consent card in the enclosed envelope. If your shares are held through a bank or broker, please contact your representative at that firm and request the representative to execute the WHITE revocation of consent card on your behalf. If you have any questions or need assistance in revoking your consent, please call our information agent, Corporate Investor Communications at 1-800-932-8498.

        We will keep you advised of further developments.

                                    Very truly yours,





                                    /s/ Lewis E. Christman, Jr.
                                    President and Chief Executive Officer

                          CONSENT REVOCATION STATEMENT
                      FAMILY STEAK HOUSES OF FLORIDA, INC.
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32233



                         STATEMENT BY BOARD OF DIRECTORS
                                  IN OPPOSITION
                            TO BISCO INDUSTRIES, INC.

                                  APRIL 4, 1997


        This Consent Revocation Statement (this "Statement") is furnished by the Board of Directors (the "Board") of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company") to the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Shares"), in connection with the Board's opposition to the solicitation (the "Bisco Solicitation") by Bisco Industries, Inc. ("Bisco"), of written stockholder consents to amend the Amended and Restated Bylaws of the Company (the "Bylaws") to provide that
Section 607.0902 of the Florida Business Corporation Act (the "Control Shares Act") shall not apply to control share acquisitions of Shares (the "Bisco Proposal"). This Statement and the enclosed WHITE Revocation of Consent Card are first being mailed to stockholders on or about April 4, 1997.

        IF YOU PREVIOUSLY SIGNED AND RETURNED THE [BLUE] FORM OF CONSENT SENT TO YOU BY BISCO, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY!

        IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO EXECUTE A WHITE REVOCATION OF CONSENT CARD ON YOUR BEHALF. YOU SHOULD ALSO SIGN, DATE AND MAIL YOUR WHITE REVOCATION OF CONSENT CARD WHEN YOU RECEIVE IT IN THE MAIL. PLEASE DO SO IMMEDIATELY!

        If you have any questions about giving your revocation of consent or require assistance, please contact our agent:


                     CORPORATE INVESTOR COMMUNICATIONS, INC.
                                111 COMMERCE ROAD
                        CARLSTADT, NEW JERSEY 07072-2586
                          CALL TOLL FREE (800) 932-8498

                               THE BISCO PROPOSAL

        The Bisco Proposal proposes to amend the Bylaws of the Company by adding the following as Section 11 of Article II thereof (the "Bylaw Amendment"):

               "SECTION  11.  CONTROL  SHARES  ACT.  The  provisions  of Section
        607.0902 of the Florida Business Corporation Act shall not apply to control share acquisitions of shares of this corporation. This Section 11 shall not be subject to amendment or repeal by the Board of Directors, and may only be amended or repealed by the shareholders of the Company at a meeting thereof duly called and held for such purpose."

        Adoption of the Bylaw Amendment will make the provisions of the Control Shares Act inapplicable to control share acquisitions of the Shares. To be adopted, the Bylaw Amendment requires the approval of the holders on the Record Date of a majority of the outstanding Shares. See "THE CONSENT PROCEDURE".

        THE BOARD RECOMMENDS THAT YOU REVOKE ANY CONSENT TO THE BYLAW AMENDMENT BY SIGNING, DATING AND RETURNING THE ACCOMPANYING [WHITE] FORM OF REVOCATION OF CONSENT TODAY.

                           RECOMMENDATION OF THE BOARD

        On March 6, 1997, Bisco commenced a $.90 per share cash tender offer to the public shareholders of the Company. The Offer is conditioned upon, among other things, Bisco being satisfied, in its reasonable discretion, that the Control Shares Act will not apply to the Offer, or Bisco otherwise being satisfied that the Control Shares Act will not deny voting rights to the Shares acquired by it pursuant to the Offer.

        After due consideration of the terms and conditions of the Offer and other matters it deemed relevant, at a meeting on March 18, 1997, the Board of Directors of the Company unanimously determined that the Offer was inadequate and decided to recommend that the shareholders reject the Offer. The Board based its decision on its opinion and consideration of a number of factors, including:

1. the Company's current business, assets, financial condition and future prospects, including the recent refinancing of its long-term debt, recent new restaurant opening and its renewed momentum for growth;

2. the slight 2 1/2 cent premium provided by the Offer over the market price of the Shares on the day before Bisco commenced its Offer;

3. its franchisor's, Ryan's Family Steak Houses, Inc., concern about the potentially disruptive influence of Bisco and its possible plans to dispose of restaurants, which could lead to the Company losing its exclusive franchise in North and Central Florida;

4. its lender's, Franchise Finance Corporation of America, confidence in the Company's operations and current management team after extensive due diligence in connection with the recent $15 million financing and their concern regarding Bisco's financial strength, management expertise and undefined plans for the Company;

5. the lack of information provided by Bisco with respect to its strategies for the Company;

6. the lack of depth in Bisco's management team, its lack of experience and expertise in the franchised restaurant industry and its apparently limited financial resources;

7. the range of values for the Company revealed in a valuation study prepared by a nationally-recognized investment banking firm;

8. the Board's belief that it may be able to enter into an arrangement with a third party other than Bisco that could provide greater financial resources, a higher price per share, and better management expertise in the Company's operations;

9. the Board's belief that it might be able to negotiate a higher offer price per share from Bisco;

10. the opinion of most shareholders who had contacted the Company that the price of the Offer was too low and their stated intent not to tender their Shares in response to the Offer;

11. the Board's concern that since Bisco is only offering to buy 23.8% of the Shares, if the offer is consummated, holders who tender their Shares will most likely have a portion of their Shares returned to them and will be shareholders in a company controlled by a person with no expertise in the restaurant industry, limited financial resources and no experience managing a publicly-traded corporation; and

12. the impact of any changes in the Company's operation, including the disposition of restaurants mentioned as a possible strategy in Bisco's Offer materials, on the Company's 1,400 employees and its customers, suppliers and other constituencies including the communities in which its facilities are located.

        YOUR BOARD OF DIRECTORS HAS DETERMINED, BY UNANIMOUS VOTE, THAT THE BISCO OFFER IS INADEQUATE AND NOT IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT

SHAREHOLDERS REJECT THE BISCO OFFER AND NOT TENDER THEIR SHARES TO BISCO.

        For many of the same reasons that it recommends rejection of the Offer, the Board also recommends against the Bisco Proposal to grant voting rights to Shares Bisco acquires through the Offer. In deciding how to vote, please consider the following:

1. The Control Shares Act was enacted to protect Florida corporations and their shareholders from a person seeking to acquire a substantial block of shares of a public company and to limit such person's ability to control the corporation. Without the Control Shares Act, a person could acquire a controlling block of a corporation's stock through periodic purchases at current market prices without paying a premium to shareholders for such control. The Control Shares Act also encourages a person interested in acquiring control of a public corporation to negotiate with the Board of Directors. The Company's Board believes that its ability to negotiate with a potential acquiror is significantly greater than that of the shareholders, individually. While a bidder may make an offer that is higher than the current market price, without negotiations with the Board of Directors, the premium may not compensate for the long-term prospects and other factors affecting the corporation's value. The Board is also in a better position to discuss and evaluate other aspects of the offer with the acquiror, such as the acquiror's experience, future strategies for the Company, financial resources, and other matters that can affect the value of the offer.

2. Bisco is trying to obtain voting rights for Shares acquired in the Offer through a bylaw amendment. The Control Shares Act provides that voting rights may be granted by a shareholder resolution. If voting rights are accorded by shareholder resolution, rather than a bylaw amendment, and if certain other conditions are met, you, the shareholder, would have the right to assert dissenters' rights and obtain the "fair value" of your Shares. See "RIGHTS OF DISSENTING SHAREHOLDERS".

     By seeking the Bylaw Amendment rather than using the process specified in the Control Shares Act, Bisco is depriving you, the shareholders, of your dissenters' rights to obtain the "fair value" of your Shares which, under the Control Shares Act, may not be less than the highest price paid per share by Bisco upon consummation of the Offer. Furthermore, the Control Shares Act provides that in approving a shareholder resolution to accord voting rights to control shares, "interested shares" are excluded from the votes entitled to be cast. As defined under the Control Shares Act, interested shares are those held by (1) Bisco and others in its group, such as Glen F. Ceiley, the Bisco Industries Profit Sharing and Savings Plan (the "Bisco Plan"), and Stephen Catanzaro, (2) the Company's officers, and
     (3) directors who are also employees of the Company. By proposing the Bylaw Amendment rather than a shareholder resolution to grant voting rights to Shares acquired by Bisco in the Offer, Bisco retains the ability to vote on the Bisco Proposal and eliminates the protection provided by Florida law of excluding interested shares from the vote.

     In summary, Bisco's process of seeking the Bylaw Amendment prior to consummating the Offer is an "end-run" around Florida law and deprives the shareholders of valuable protections accorded to you by the Control Shares
     Act: (1) the ability to assert dissenters' rights in certain circumstances; and (2) the exclusion of interested shares from voting on the matter.

3. Bisco is trying to obtain voting rights for the Shares it acquires through the Offer so that it can vote its entire block of Shares for its nominees in an election for directors. In its Schedule 14D-1, Bisco stated that in its effort to obtain representation on the Board of Directors, it would, if necessary, solicit proxies or consents for the election of its nominees to replace members of the Board of Directors either at the annual meeting or sooner. If Bisco is able to obtain control of the Board of Directors, it could direct the strategies of the Company, including the sale of the Company's restaurants. Disposition of two or more of the Company's restaurants could lead to the loss of the Company's exclusive franchise rights in North and Central Florida. Bisco and its management team, according to its filings with the Securities and Exchange Commission (the "Commission"), have NO experience in the Company's core business. Perhaps the most telling indication of Bisco's lack of preparation and inability to effectively assume management of the Company is that Bisco is unable and/or unwilling to fully disclose its specific plans for the Company, including exactly what changes it intends to make in the assets, corporate structure, capitalization, operations, management, and personnel of the Company. The Board believes that Bisco's reluctance to specifically identify its strategies for the Company's future underscores Bisco's inability to effectively run the Company and raises concerns about Bisco's true motivations for acquiring a significant share of the Company.

4. Bisco's President, Glen F. Ceiley, has a history of unsuccessful hostile offers. In January 1990, Mr. Ceiley made an unsolicited offer to buy shares of Bell Industries, Inc., a large distributor of electronic components. The offer was contingent on Mr. Ceiley's ability to obtain financing for the offer. Press reports at the time indicate that Bell Industries did not regard Mr. Ceiley's offer as credible and rejected it. It appears that the shareholders of Bell Industries never received any payment from Mr. Ceiley for their shares pursuant to this offer.

     Similarly, in June 1991, Mr. Ceiley initiated an unsolicited offer to acquire RB&W Corporation ("RB&W"), an Ohio-based maker and distributor of fasteners and metal parts. RB&W rejected the offer citing Bisco's failure to identify the source and viability of its financing. In November 1991, Mr. Ceiley revised its offer, which was again rejected by RB&W. Mr. Ceiley then submitted a proposal for consideration by the shareholders recommending that RB&W's board of directors actively and immediately solicit offers to acquire the company and use its best efforts to enter into an agreement to sell RB&W within ninety days of the annual meeting. Mr. Ceiley's proposal was included in RB&W's proxy statement for the 1992 annual meeting of shareholders and was overwhelmingly rejected by the RB&W shareholders.

     In both of these situations, Mr. Ceiley's offer likely resulted in additional costs to these companies and diversion of management time without Mr. Ceiley paying any amounts to these companies' shareholders through his offers. The Board believes that the Bisco Offer also wastes the Company's time and money and urges its shareholders to defeat the Bisco Offer promptly and limit the expense to the Company by refusing to tender their shares and withholding their consent, or revoking any consent previously given, to the Bisco Proposal.

        If the Bisco Solicitation is successful, Bisco will consummate the offer and 30% of the Company's voting power would be wielded by an entity with no apparent expertise in operating franchised restaurants, no apparent experience managing a publicly traded corporation, and limited financial resources.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE BISCO PROPOSAL. THE BOARD URGES YOU NOT TO GIVE YOUR CONSENT, OR IF YOU HAVE ALREADY DONE SO, URGES YOU TO REVOKE ANY CONSENT GIVEN TO BISCO BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE REVOCATION OF CONSENT CARD.

                             THE CONTROL SHARES ACT

        Pursuant to the Control Shares Act, an "acquiring person" who makes a "control share acquisition" of shares of an "issuing public corporation" may not exercise voting rights for any "control shares" unless (1) the corporation's articles of incorporation or bylaws provide that the Control Shares Act does not apply to control share acquisitions of the corporation's shares, (2) the acquisition is consummated in certain circumstances including an acquisition of shares approved by the issuing public corporation's board of directors, or (3) such voting rights are conferred by the affirmative vote of a majority of the issuing public corporation's disinterested shareholders at a meeting or by written consent of such shareholders. Unless otherwise provided in the corporation's articles of incorporation or bylaws before the control share acquisition has occurred, in the event that the control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, shareholders who do not vote in favor of authorizing voting rights for the control shares are entitled to exercise dissenters' rights and demand payment for the "fair value" of their shares. See "RIGHTS OF DISSENTING SHAREHOLDERS."

        For purposes of the Control Shares Act, a "control share acquisition" is the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. "Control shares" are shares that, except for the Control Shares Act, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; and (iii) a majority or more of all voting power. All shares, the beneficial ownership of which is acquired within ninety (90) days before or after the date of acquisition of beneficial ownership of shares which result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control share acquisition, are deemed to have been acquired in the same acquisition. An "issuing public corporation" means a corporation that has (i) 100 or more shareholders, (ii) its principal place of business, principal office or substantial assets in Florida, and (iii) either (a) more than 10% of its shareholders resident in Florida, (b) more than 10% of its shares owned by residents of Florida, or (c) 1,000 shareholders resident in Florida.

        The above provisions do not apply to a control share acquisition of shares of an issuing public corporation whose articles of incorporation or bylaws in effect before such control share acquisition provide that the Control Shares Act does not apply to control share acquisitions of its shares. The Company's Articles of Incorporation, as amended (the "Company's Articles"), and Bylaws currently do not exclude the Company from the protections provided by the Control Shares Act. If the Bisco Proposal is adopted, the Control Shares Act will no longer apply to control share acquisitions of the Shares, whether by Bisco or otherwise.

                              THE CONSENT PROCEDURE

        Section 607.0704 of the Florida Business Corporation Act states that, unless otherwise provided in the Company's Articles, action required or permitted by the Florida Business Corporation Act to be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon, having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation's principal office in Florida, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

        The Company's Articles and Bylaws do not prohibit the use of written consents by the holders of the Shares.

        The record date for determination of the shareholders of the Company entitled to execute, withhold or revoke consents relating to the Bisco Solicitation is the close of business on March ______, 1997 (the "Record Date"). Under Florida law, the Control Shares Act, and the Company's Articles, unrevoked, properly authorized consents from the holders of record of a majority of the outstanding Shares on the Record Date are necessary for the Company's shareholders to effectively act by written consent to effect the Bisco Proposal. As of the Record Date, there were 10,979,750 Shares outstanding, each entitled to one vote per Share, with no Shares having cumulative voting rights.

        Under Section 607.0704 of the Florida Business Corporation Act, consents must be delivered within sixty (60) days of the earliest dated consent delivered to the Company. The earliest dated consent was delivered to the Company by Bisco on March _______, 1997.

        Under Florida law, abstentions from the consent solicitation will be counted as a vote against the Bisco Proposal. Under applicable rules of the National Association of Securities Dealers ("NASD"), brokers that hold shares in "street name" do not have the authority to execute a consent without instructions from the beneficial owners of such shares.

        Section 2.6 of Article II of the Company's Bylaws provides that the Company may engage independent inspectors of elections to perform a ministerial review of the validity of any written shareholder consents or revocations of consents. No action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Company that the consents delivered to the Company in accordance with Section 607.0704 of the Florida Business Corporation Act represent at least the minimum vote that would be necessary to take corporate action. This section of the Bylaws does not limit the Board's or shareholders' ability to contest the validity of any consent or its revocation.

        If you have already returned your consent to Bisco, you may revoke any previously signed consents by signing, dating and returning the WHITE Revocation of Consent Card to the Company in the enclosed postage-paid envelope to:c/o CIC, 111 Commerce Road, Carlstadt, New Jersey 07072- 2586. A consent may also be revoked by delivery of a written revocation of consent to Bisco, c/o Garland Associates, Inc., Post Office Box 3355, Grand Central Station, New York, New York 10163. Shareholders are urged, however, to deliver all revocations of consents to the Company, c/o CIC, at the address set forth above. The Company requests that if a revocation is instead delivered to Bisco, a photostatic copy of the revocation also be delivered to the Company, c/o CIC, at the address set forth above, so that the Company will be aware of all revocations. Any revocation of consent may itself be revoked at any time by signing, dating and returning a subsequently dated [BLUE] consent card sent to you by Bisco or a written revocation of such revocation of consent to Bisco, c/o Garland Associates, Inc., or to the Company, c/o CIC.

                        RIGHTS OF DISSENTING SHAREHOLDERS

        Under the Control Shares Act, unless the corporation's articles of incorporation and bylaws provide otherwise before the control share acquisition has occurred, if full voting rights are authorized for control shares acquired in the control share acquisition and the acquiring person has acquired control shares with a majority or more of all voting power of the corporation, all shareholders of the issuing public corporation shall have dissenters' rights to receive the "fair value" of their shares as provided in Sections 607.1301,
607.1302 and 607.1320 of the Florida Business Corporation Act (the "Appraisal Statute"). To assert dissenters' rights, among other steps, the shareholder must not have voted in favor of the proposal to grant voting rights to the control shares acquired in the control share acquisition and must have, before the taking of the vote on the approval of such proposal, delivered a written notice to the Company stating that he or she intends to demand payment for his or her shares if the proposal is effectuated. Under the Control Shares Act, the "fair value" of the Shares means a value not less than the highest price per share paid by the acquiring person in its control share acquisition.

        If the shareholders approve the Bisco Proposal, shareholders will not be able to assert dissenters' rights since the Bylaws would be amended to provide otherwise before the occurrence of the control share acquisition Bisco is pursuing through its Offer.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The table below presents certain information regarding beneficial ownership of the Shares (the Company's only voting security) as of March 15, 1997, by each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the Shares outstanding.

NAME AND ADDRESS OF             AMOUNT OF COMMON STOCK
 BENEFICIAL OWNER                 BENEFICIALLY OWNED         PERCENT OF CLASS
 ----------------                 ------------------         ----------------

Heartland Advisors, Inc.               900,000 (1)                  8.2%
790 North Milwaukee Street
Milwaukee, WI  53202

Bisco Industries, Inc.                 701,790 (2)                  6.4%
704 West Southern Avenue
Orange, CA  92865

Cerberus Partners, L.P.                700,000 (3)                  6.0%
950 Third Avenue, 20th Floor
New York, New York  10022
------------------------------

(1) Based on information contained in a Schedule 13G filed with the Commission as of February 12, 1997, Heartland Advisors, Inc. claimed sole voting and dispositive power with respect to all 900,000 Shares and shared voting and dispositive power with respect to none of the Shares.

(2) Based on information set forth in the Schedule 14D-1 filed with the Commission on March 6, 1997, Bisco owns 126,300 Shares; Glen F. Ceiley, President and a director of Bisco, owns 77,300 Shares, individually; the Bisco Plan owns 483,190 Shares; and Stephen Catanzaro, Vice President - Finance, Chief Financial Officer and a director of Bisco, owns 15,000 Shares, individually. According to the Schedule 13D of Mr. Ceiley as amended on January 16, 1997, Mr. Ceiley has the sole power to vote and dispose of the Shares he owns individually and the power to vote and to dispose of the Shares owned by Bisco and the Bisco Plan.

(3) Represents Shares issuable upon the exercise of certain stock purchase warrants issued October 1, 1988 and March 14, 1995, pursuant to which the holders thereof have the right to purchase an aggregate of up to 700,000 Shares for $.40 per share. None of such Shares are outstanding.

                        SECURITY OWNERSHIP OF MANAGEMENT

        The table below presents certain information regarding beneficial ownership of the Shares as of March 15, 1997 by each executive officer and director of the Company and all executive officers and directors as a group.



                                                     Number of
                                                    Shares which
                                                       May be
                                   Number of          Acquired         Total Shares
                                 Shares Owned      within 60 days      Beneficially    Percent of Class
             NAME                                       (1)               Owned
==========================================================================================================
Lewis E. Christman, Jr.         11,409            100,000            111,409           .95%
----------------------------------------------------------------------------------------------------------
Joseph M. Glickstein, Jr.       60,059            ---------          60,059            .55%
----------------------------------------------------------------------------------------------------------

                                      -10-


----------------------------------------------------------------------------------------------------------
Richard M. Gray                 60,059            ---------          60,059            .55%
----------------------------------------------------------------------------------------------------------
Robert J. Martin                52,614(2)         53,000             105,614           .96%
----------------------------------------------------------------------------------------------------------
Edward B. Alexander             12,500            82,000             94,500            .85%
----------------------------------------------------------------------------------------------------------
All officers and directors as   196,641           262,250            458,891           4.08%
a group (6 persons)
==========================================================================================================

(1) Does not include options to purchase Shares not currently exercisable within sixty (60) days of March 15, 1997, including 100,000 Shares subject to an option granted to Mr. Christman, 52,000 Shares subject to an option granted to Mr. Alexander, 52,000 Shares subject to options granted to Mr. Martin and 22,750 Shares subject to options granted to another executive officer of the Company.

(2)  Includes 5,800 shares owned by the spouse of Mr. Martin.

                          INTERESTS OF CERTAIN PERSONS

        The following summarizes arrangements and agreements between Company and its officers and directors that may be affected if the Bisco Proposal is duly approved by shareholder consent and the Offer is consummated.

        The Company has entered into employment agreements with Mr. Christman to serve as Chief Executive Officer of the Company through June 1998 and with Mr. Alexander to serve as Chief Financial Officer of the Company through October 1998. These agreements provide, among other matters, that the Company will pay Messrs. Christman and Alexander certain salaries and other benefits. The agreements further provide that Messrs. Christman and Alexander will be entitled to receive, in a lump sum, the salary due for the remaining term of the agreement upon the Company's termination of their employment "without cause" (as defined in such agreement).

        The Company also has entered into a one-year consulting agreement with Mr. Martin, a director of the Company, in connection with his retirement as an officer of the Company, for a retainer of $13,500 and continued medical and other insurance benefits. Under the consulting agreement, Mr. Martin also agreed not to take certain actions to compete with the Company or to interfere with its business relationships for a period of two years after termination of the consulting agreement. If the consulting agreement is terminated by the Company "without cause" (as defined in such agreement), the Company must pay the balance of any consulting fee for the remaining term of the agreement.

        These  agreements  were  discussed  in greater  detail in the  Company's
Schedule 14D-9 previously provided to the shareholders and copies of the full text of the agreements were included as exhibits to the Company's Schedule 14D-9 filed with the Commission as of March 19, 1997.

        The Company's Amended Employee Stock Option Plan and option agreements executed thereunder provide that options granted thereunder become immediately exercisable if a person acquires beneficial ownership of 33% or more of the outstanding Shares. Similarly, the Company's Long Term Incentive Plan provides that options granted thereunder will become immediately exercisable upon, among other events, any person's becoming the beneficial owner directly or indirectly of 25% or more of the combined voting power of the Shares or the first purchase of Shares pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company). The executive officers holding affected options, the number of affected shares and the exercise price thereof were set forth in a table included in the Company's Schedule 14D-9 previously provided to the shareholders.

        Directors of the Company who are not employees receive an annual grant of nonqualified stock options under the Stock Option Plan for Non-employee Directors. The options are granted at an exercise price per share such that the aggregate fair market value on the date of grant for all shares subject to the options exceeds the aggregate option exercise price by $10,000. The options are immediately exercisable and expire five years from the date of grant. Directors who are full-time employees of the Company receive $100 for each meeting of the Board of Directors they attend. Nonemployee directors receive a fee of $500 for each Board of Directors meeting attended. No fees are paid for attendance at meetings of committees of the Board of Directors.

                           SOLICITATION OF REVOCATIONS

        The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures in connection with such solicitation (including the fees and expenses of the Company's attorneys, advertising, printing, mailing, travel and other costs, but excluding salaries and wages of the Company's officers and employees and the fees and expenses of CIC) will be approximately $35,000. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations by mail, in person, by telephone and facsimile or by other electronic means.

        The Company has retained CIC, at an estimated fee of $25,000 plus reasonable disbursements, postage, filing reports, courier charges, data transmissions and other expenses approved by the Company, to assist in the solicitation of revocations. Approximately 12 persons will be utilized by such firm in its efforts. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Shares.

                              SHAREHOLDER PROPOSALS

        Proposals of shareholders to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company (addressed to the attention of the Secretary) not later than January 1, 1998 to be considered for inclusion in the Company's proxy materials relating to that meeting. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Florida, and must otherwise conform to applicable regulations of the Commission. Excluding shareholder proposals to be included in the

Company's proxy materials, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be brought before an annual meeting. The Bylaws generally require that each written proposal be delivered to or mailed and received by the Secretary of the Company at its principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year's annual meeting, among other conditions. The notice must include certain additional information as specified in the Bylaws.

        We appreciate your support and encouragement.

                                    IMPORTANT

        1. If your shares are registered in your own name, please mark the REVOCATION box, sign, date and mail the enclosed WHITE Revocation of Consent Card to CIC, in the postage-paid envelope provided.

        2. If you have previously signed and returned a blue consent card to Bisco, you have every right to change your mind. Only your latest dated card will count. You may revoke any blue consent card already sent to Bisco by signing, dating and mailing the enclosed WHITE Revocation of Consent Card in the postage- paid envelope provided.

        3. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a WHITE Revocation of Consent Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE Revocation of Consent Card in the postage-paid envelope provided by your bank, broker or other institution. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Revocation of Consent Card to be executed representing your shares.

        4. After signing the enclosed WHITE Revocation of Consent Card, do not sign or return the [BLUE] consent card. Do not even vote "Do Not Consent" on Bisco's blue consent card. SUCH ACTION WILL VOID YOUR WHITE REVOCATION OF CONSENT CARD.

        If you have any questions about giving your revocation of consent or require assistance, please call:

                     CORPORATE INVESTOR COMMUNICATIONS, INC.
                                111 COMMERCE ROAD
                        CARLSTADT, NEW JERSEY 07072-2586
                          CALL TOLL FREE (800) 932-8498

                              REVOCATION OF CONSENT
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      FAMILY STEAK HOUSES OF FLORIDA, INC.
           IN OPPOSITION TO THE SOLICITATION OF BISCO INDUSTRIES, INC.

        The undersigned, a holder of shares of common stock, par value $.01 per share (the "Shares"), of Family Steak Houses of Florida, Inc. (the "Company"), acting with respect to all of the Shares held by the undersigned at the close of business on the Record Date, hereby acts as follows concerning the proposal of Bisco Industries, Inc. (the "Bisco") set forth below:

        THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") RECOMMENDS A REVOCATION OF ANY CONSENT TO THE BISCO PROPOSAL.

        Resolution that the Bylaws of the Corporation be amended to add language to Section 11 of Article II to provide that Section 607.0902 of the Florida Business Corporation Act shall not apply to control share acquisitions of the Company.

[ ] REVOCATION
    The undersigned hereby revokes any and
    all consents and proxies for consents
    which the undersigned may have given
    for Bisco's proposal.

[ ] NON-REVOCATION
    The undersigned does not revoke any
    consents or proxies for consents which
    the undersigned may have given for
    Bisco's proposal.

        Please indicate your opposition to Bisco's proposal by marking the box beside "Revocation" and signing, dating and mailing this revocation card promptly, using the enclosed, postage paid envelope. If you mark the box for "Non-Revocation", any consent you may have given to Bisco's proposal will not be revoked. If you need additional revocation cards or assistance, call CIC toll free at (800) 932-8498.

        UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE REVOCATION OF CONSENT STATEMENT OF THE COMPANY, DATED APRIL 4, 1997, IN OPPOSITION TO THE SOLICITATION OF BISCO. UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS
REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO BISCO'S PROPOSAL.



                              DATE:
                                   -------------------------------------------


                               -----------------------------------------------
                               Signature (title, if any)


                               -----------------------------------------------
                               Signature (if held jointly)


        Please sign your name above exactly as it appears hereon and date your card. When shares are registered in the name of more than one person, the revocation card should be signed by all named holders. When signing as attorney, executor, administrator, trustee or guardian, please given full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.